UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022 (May 16, 2022)

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 16, 2022, Biofrontera, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a single institutional investor (the “Purchaser”), pursuant to which the Company agreed to sell in a private placement at an aggregate purchase price of approximately $9,402,250, (i) 1,850,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), (ii) a common stock purchase warrant to purchase up to 3,419,000 shares of Common Stock (the “Purchaser Warrant”) and (iii) a pre-funded common stock purchase warrant to purchase up to 1,569,000 shares of Common Stock (the “Pre-Funded Warrant” and together with the Purchaser Warrant and the Shares, the “Securities”). The Purchaser Warrant Warrant will be exercisable six months after the issue date, expires five and one-half years after the issue date and has an exercise price of: $2.77 per share. The Pre-Funded Warrant is exercisable immediately and has a term of exercise equal to five (5) years with a nominal exercise price of $0.001 per share. The combined purchase price for one Share and one Purchaser Warrant was $2.75 and the combined purchase price for one Pre-Funded Warrant and one Purchaser Warrant was $2.749.

The purpose of the sale of the Securities under the Purchase Agreement is to raise working capital for use by the Company. The closing of the offering occurred on May 17, 2022 (the “Closing Date”).

The Purchaser has contractually agreed to restrict its ability to exercise the Purchaser Warrant and the Pre-Funded Warrant such that the number of shares of the Company’s common stock held by the Purchaser and its affiliates after such exercise does not exceed either 4.99%, in the case of the Purchaser Warrant, or 9.99%, in the case of the Pre-Funded Warrant, of the then issued and outstanding shares of the Company’s common stock. The Purchaser may increase or decrease these limitations upon notice to the Company, but in no event will any such limitation exceed 9.99%.

In connection with the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and Warrants (including the shares of the Company’s common stock issuable under the Warrants), promptly following the Closing Date but in no event later than 15 days after the effective date of the Registration Rights Agreement and to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the Purchaser if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties of the Company, customary conditions to closing and indemnification obligations of the Purchaser and the Company.

These descriptions of the Purchaser Warrant, Pre-Funded Warrant, Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchaser Warrant, Pre-Funded Warrant, Purchase Agreement and the Registration Rights Agreement, respectively. The forms of Purchaser Warrant and Pre-Funded Warrant are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The forms of Purchase Agreement and Registration Rights Agreement entered into by the Purchaser and the Company are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The offer and sale of the Securities pursuant to the Purchase Agreement, described under Item 1.01 above and which description is hereby incorporated in this Item 3.02, will not be registered under the Securities Act of 1933, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On May 16, 2022, the Company issued a press release announcing the pricing of the private placement, a copy of which is attached here as Exhibit 99.1.

On May 19, 2022, the Company issued a press release announcing the closing of the private placement, a copy of which is attached here as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

4.1	Form of Purchaser Warrant
4.2	Form of Pre-funded Warrant
10.1†	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated May 16, 2022
99.2	Press Release, dated May 19, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

†The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2022 (Date)	Biofrontera Inc. (Registrant)

/s/ Erica L. Monaco
Erica L. Monaco Chief Executive Officer